UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 30, 2020

AWARE, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-21129	04-2911026
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

40 Middlesex Turnpike, Bedford, MA, 01730

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (781) 276-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	AWRE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

David B. Barcelo

On April 30, 2020, the Board of Directors of Aware, Inc. (“Aware”) appointed David B. Barcelo to serve as Chief Financial Officer of Aware, effective May 4, 2020 (the “Effective Date”). Mr. Barcelo, age 41, served as Vice President of Strategic Marketing of IDEMIA (OT-Morpho) from November 2017 to May 2020. Mr. Barcelo previously served as Vice President of Business Operations for MorphoTrust USA LLC from 2011 to 2017, as Corporate Director of Financial Planning and Strategic Operations of L-1 Identity Solutions from 2006 to 2011, and as Director of Operations for WorkOnCall.com from 2005 to 2006. Mr. Barcelo received his MBA and MIS degrees from Boston University and his Bachelor of Science degree in Computer Science from Yale University.

On May 4, 2020, Aware and Mr. Barcelo entered into an Employment Agreement (the “Barcelo Employment Agreement”). Pursuant to the Barcelo Employment Agreement, Mr. Barcelo will receive the following compensation: (a) an annual base salary of $250,000; (b) annual cash incentive compensation as determined by the Board or the Compensation Committee with an initial target annual incentive compensation up to 40% of his base salary and tied to Company performance targets as determined by the Compensation Committee; (c) an unrestricted stock award of 20,000 shares of the Company’s common stock, which such shares shall be issued to the Executive in two (2) equal installments on June 30, 2020 and December 31, 2020 provided the Executive is serving as a director, officer or employee of the Company or any subsidiary of the Company on such date; (d) a stock option for 12,500 shares of Aware’s common stock with an exercise price per share equal to the greater of (i) the fair market value of a share of Aware’s common stock on the date of grant or (ii) $4.50 (such exercise price referred to as the “Base Exercise Price”) and vesting over four years; (e) a stock option for 12,500 shares of Aware’s common stock with an exercise price per share equal to the Base Exercise Price plus $1.00 and vesting over four years; (f) a stock option for 12,500 shares of Aware’s common stock with an exercise price per share equal to the Base Exercise Price plus $2.00 and vesting over four years; and (g) a stock option for 12,500 shares of Aware’s common stock with an exercise price per share equal to the Base Exercise Price plus $3.00 and vesting over four years. All stock options must be exercised within 60 days of Mr. Barcelo ceasing to be an employee of, or paid consultant to, Aware.

Subject to Mr. Barcelo signing and delivering to Aware a noncompetition agreement and a release of claims, Mr. Barcelo will also be eligible to receive compensation upon termination of Mr. Barcelo’s employment by Aware without “Cause” or by Mr. Barcelo for ”Good Reason” as follows: (a) an amount equal to Mr. Barcelo’s base salary paid during the twelve (12) months immediately preceding the termination of Mr. Barcelo’s employment with Aware, divided by the number of days employed during the twelve (12) months immediately preceding the termination of Mr. Barcelo’s employment with Aware and multiplied by 365, (b) all time-based stock options and other time-based stock-based awards held by Mr. Barcelo in which such stock option or other stock-based award would have vested if Mr. Barcelo had remained employed for an additional twelve (12) months following the date of termination shall vest and become exercisable or nonforfeitable as of the date of termination, and (c) Aware paying the difference between the cost of COBRA continuation coverage, should Mr. Barcelo elect to receive it, for Mr. Barcelo and any dependent who received health insurance coverage prior to termination of Mr. Barcelo’s employment with Aware, and any premium contribution amount applicable to Mr. Barcelo as of such termination, for a period of twelve (12) months following the date of termination of Mr. Barcelo’s employment with Aware.

Pursuant to the change in control provisions in the Barcelo Employment Agreement, if Mr. Barcelo’s employment is terminated during the eighteen (18) month period following a “Change of Control” (a) by Aware without “Cause” or (b) by Mr. Barcelo for “Good Reason”, subject to Mr. Barcelo signing and delivering to Aware a noncompetition agreement and a release of claims, Mr. Barcelo will receive from Aware: (i) a lump-sum amount equal to (A) 1.5 times (B) Mr. Barcelo’s base annual salary paid during the twelve (12) months immediately preceding the termination of Mr. Barcelo’s employment with Aware, divided by the number of days employed during the twelve (12) months immediately preceding the termination of Mr. Barcelo’s employment with Aware and multiplied by 365, (ii) all time-based stock options and other time-based stock-based awards held by Mr. Barcelo as of the occurrence of such Change of Control shall immediately accelerate and become fully exercisable or nonforfeitable as of the date of termination and (iii) the difference between the cost of COBRA continuation coverage, should Mr. Barcelo elect to receive it, for Mr. Barcelo and any dependent who received health insurance coverage prior to termination of Mr. Barcelo’s employment with Aware, and any premium contribution amount applicable to Mr. Barcelo as of such termination, for a period of eighteen (18) months following the date of termination of Mr. Barcelo’s employment with Aware.

A copy of the Barcelo Employment Agreement is attached as Exhibit 10.1 to this Report. The foregoing summary of the Barcelo Employment Agreement is qualified in its entirety by reference to the Barcelo Employment Agreement.

Kevin Russell and David Martin

In connection with Aware’s previous announcement that Kevin Russell would be leaving Aware, Mr. Russell ended his employment with Aware effective May 1, 2020. Mr. Russell also resigned as a member of the Board of Directors of Aware effective May 1, 2020.

In connection with Aware’s previous announcement that David Martin would be leaving Aware, Mr. Barcelo replaced Mr. Martin as Aware’s Chief Financial Officer effective May 4, 2020. It is expected that Mr. Martin will remain employed by Aware through May 15, 2020 to assist Mr. Barcelo in his transition as Aware’s new Chief Financial Officer.

Aware, Inc. 2020 Executive Bonus Plan

On April 30, 2020, the Compensation Committee of Aware, Inc. (the “Company”) approved the Aware, Inc. 2020 Executive Bonus Plan (the “Plan”) and established performance criteria and target bonuses thereunder.

Pursuant to the Plan, each of Robert A. Eckel, the Company’s Chief Executive Officer and President, Robert M. Mungovan, the Company’s Chief Commercial Officer, Mohamed Lazzouni, the Company’s Chief Technical Officer, and David B. Barcelo, the Company’s Chief Financial Officer (the “Participants”), will be eligible to receive a bonus, based on the Company’s achievement in 2020 of certain Company 2020 booking, revenue, operating cash flow targets (“2020 Financial Goals”) and the achievement of certain operational goals by each Participant, in each case as determined by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”).

70% of the bonus will be paid for achieving certain Company financial goals and 30% of the bonus will be paid for achieving certain operational goals.

The amount of the potential bonus that could be earned by the Participants is as follows: Robert Eckel up to $150,000; Robert Mungovan up to $137,500; Mohamed Lazzouni up to $137,500; and David Barcelo up to $100,000.

The amount of the bonus earned by a Participant will depend upon the Company’s actual 2020 bookings, revenue and operating cash flow, as compared to the 2020 Financial Goals. The following tables will be used to determine the applicable bonuses for the achievement of financial goals:

Robert Eckel

Actual 2020 bookings, revenue and operating cash flow as a % of 2020 Financial Goals	Bonus Amount-2020 Bookings	Bonus Amount-2020 Revenue	Bonus Amount-2020 Operating Cash Flow
Less than 85% of 2020 Financial Goals	$0	$0	$0
85% of 2020 Financial Goals	$13,125.00	$26,250.00	$13,125.00
95% of 2020 Financial Goals	$22,312.50	$44,625.00	$22,312.50
100% of 2020 Financial Goals	$26,250.00	$52,500.00	$26,250.00

Robert Mungovan

Actual 2020 bookings, revenue and operating cash flow as a % of 2020 Financial Goals	Bonus Amount-2020 Bookings	Bonus Amount-2020 Revenue	Bonus Amount-2020 Operating Cash Flow
Less than 85% of 2020 Financial Goals	$0	$0	$0
85% of 2020 Financial Goals	$24,062.50	$16,843.75	$7,218.75
95% of 2020 Financial Goals	$40,906.25	$28,634.38	$12,271.88
100% of 2020 Financial Goals	$48,125.00	$33,687.50	$14,437.50

Mohamed Lazzouni

Actual 2020 bookings, revenue and operating cash flow as a % of 2020 Financial Goals	Bonus Amount-2020 Bookings	Bonus Amount-2020 Revenue	Bonus Amount-2020 Operating Cash Flow
Less than 85% of 2020 Financial Goals	$0	$0	$0
85% of 2020 Financial Goals	$12,031.25	$24,062.50	$12,031.25
95% of 2020 Financial Goals	$20,453.13	$40,906.25	$20,453.13
100% of 2020 Financial Goals	$24,062.50	$48,125.00	$24,062.50

David Barcelo

Actual 2020 bookings, revenue and operating cash flow as a % of 2020 Financial Goals	Bonus Amount- 2020 Bookings	Bonus Amount-2020 Revenue	Bonus Amount-2020 Operating Cash Flow
Less than 85% of 2020 Financial Goals	$0	$0	$0
85% of 2020 Financial Goals	$8,750.00	$17,500.00	$8,750.00
95% of 2020 Financial Goals	$14,875.00	$29,750.00	$14,875.00
100% of 2020 Financial Goals	$17,500.00	$35,000.00	$17,500.00

The amount of bonus payable with respect to the bonus for achievement of the financial goals will be subject to linear interpolation to reflect actual 2020 bookings, revenue and operating cash flow between the 2020 Financial Goals and 85% of 2020 Financial Goals or between 95% of 2020 Financial Goals and 100% of 2020 Financial Goals.

Mr. Eckel, Mr. Mungovan , Mr. Lazzouni and Mr. Barcelo may earn up to $45,000, $41,250, $41,250 and $30,000, respectively, upon full achievement, as determined by the Compensation Committee, of their respective Operational Goals under the Plan, which are specific to each Participant.

In the event that Mr. Eckel’s, Mr. Mungovan’s, Mr. Lazzouni’s or Mr. Barcelo’s employment by the Company terminates during 2020 by reason of total and permanent disability, or death, the terminated person will receive a pro-rated bonus. If Mr. Eckel’s, Mr. Mungovan’s, Mr. Lazzouni’s or Mr. Barcelo’s employment by the Company is terminated by the Company without cause, the Compensation Committee may, in its discretion, award the terminated person a pro-rata bonus. In the event that Mr. Eckel’s, Mr. Mungovan’s, Mr. Lazzouni’s or Mr. Barcelo’s employment terminates for any other reason, including resignation and discharge for cause prior to the bonus payout date, all rights to a bonus will be forfeited. All payouts from this bonus plan are subject to final approval by the Compensation Committee, which shall have the authority to change any amounts payable under the Plan.

A copy of the Plan is attached as Exhibit 10.2 to this Report. The foregoing summary of the Plan is qualified in its entirety by reference to the Plan.

Press Release

On May 4, 2020, Aware issued a press release, attached to this Form 8-K as Exhibit 99.1, announcing that Mr. Barcelo had become Chief Financial Officer of Aware.

Item 9.01.	Financial Statements and Exhibits.

No financial statements are required to be filed as part of this Report. The following exhibit is filed as part of this Report:

10.1*	Employment Agreement between Aware, Inc. and David B. Barcelo dated May 4, 2020

10.2*^	Aware, Inc. 2020 Executive Bonus Plan

99.1	Press Release issued by Aware, Inc. on May 4, 2020

*  Management contract or compensatory plan

^  Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K promulgated under the Securities Act of 1933.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AWARE, INC.

By:	/s/ Robert A. Eckel
Robert A. Eckel
President and Chief Executive Officer

Date: May 4, 2020

Exhibit Index

Number	Description
10.1	Employment Agreement between Aware, Inc. and David B. Barcelo dated May 4, 2020
10.2	Aware, Inc. 2020 Executive Bonus Plan
99.1	Press Release issued by Aware, Inc. on May 4, 2020